Exhibit 99.1

Ozop Energy Solutions, Inc. Executes Marketing Agreement

Ozop to market GSFSGroup’s Vehicle Service Contracts for Electric Vehicles

Warwick, NY, August 2, 2022 (GLOBE NEWSWIRE) - - Ozop Energy Solutions. Inc. (OZSC), is pleased to announce that it recently entered into an agreement with GS Administrators, Inc., a member of Houston-based GSFSGroup. Under the agreement, OZOP Energy Solutions, Inc. (Ozop) will market GSFSGroup’s electric vehicle (EV) vehicle service contract (VSC) in available states to Ozop’s network of new and used franchised dealerships and other eligible entities. Ozop’s role won’t be limited to marketing the product. The parties have plans for GSFSGroup to tap into Ozop’s experience relative to battery collection and disposal as well insurance risk sharing in connection with the insurance policies that back the VSCs.

Brian Conway, the Company’s CEO stated “We entered into this agreement two months ago and since that date we have been going through training with GSFSGroup as well as developing the final product and coverage design for what we believe is an EV VSC that, depending on the plan type, provides repair and/or replacement of the full electric battery. Now that we have our first finished product, we are ready for the next step in recruiting and signing industry agents to help us penetrate automobile dealerships including their Finance and Insurance (F&I) professionals.”

“Our relationship with GSFSGroup is the beginning of our overall long term EV revenue strategy. Our larger strategy includes coordinating partnerships with other VSC providers to reinsure the battery portion of their products. The Ozop Plus team is committed to making Ozop Plus the premier provider for EV insurance products.”

About Ozop Energy Solutions.

Ozop Energy Solutions (http://ozopenergy.com/) invents, designs, develops, manufactures, and distributes ultra-high-power chargers, inverters, and power supplies for a wide variety of applications in the defense, heavy industrial, aircraft ground support, maritime and other sectors. Our strategy focuses on capturing a significant share of the rapidly growing renewable energy market as a provider of assets and infrastructure needed to store energy.

About Ozop Energy Systems, Inc.

Ozop Energy Systems is a manufacturer and distributor of Renewable Energy products in the Energy Storage, Solar, Microgrids, and EV charging Station space. We offer a broad portfolio of Renewable Energy products at competitive prices with a commitment to customer satisfaction from selection, to ordering, shipping, and delivery.

About Ozop Engineering and Design

Ozop Engineering and Design engineers energy efficient, easy to install and use, digital lighting controls solutions for commercial buildings, campuses, and sports complexes throughout North America. Products include relays panels, controllers, occupancy/vacancy sensors, daylight sensors and wall switch stations. Ozop has a dedicated design team that produces system drawings and a technical support group for product questions and onsite system commissioning. Our mission is to be recognized for our deep understanding of power management systems and ability to provide the right solution for each facility.

www.ozopengineering.com

About Ozop Capital Partners

Ozop Capital Partners, Inc. is a majority owned subsidiary of the Company, and wholly owns EV Insurance Company, Inc. (“EVIC”). EVIC, DBA Ozop Plus is licensed as a captive insurer that reinsures.

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About GSFSGroup

GSFSGroup® is an award-winning provider and administrator of a comprehensive portfolio of F&I products and reinsurance structures in the automotive industry. GSFSGroup also offers extensive training programs and an award-winning recruiting tool, TalentNest. GSFSGroup is part of The Friedkin Group led by CEO Dan Friedkin.

Safe Harbor Statement

“This press release contains or may contain, among other things, certain forward-looking statements. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties, including those detailed in the company’s filings with the Securities and Exchange Commission. Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the company’s control). The company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.”

Investor Relations Contact – Ozop

The Waypoint Refinery, LLC

845-397-2956

www.thewaypointrefinery.com